LIFE USA, INC.

                             2006 STOCK OPTION PLAN

ARTICLE One

                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

                  The  Plan  is  intended  to  promote  the   interests  of  the
Corporation, by providing eligible persons in the Corporation's employ or service with the opportunity to hold a proprietary interest in the Corporation, as an incentive for them to continue in such employ or service.

II.      STRUCTURE OF THE PLAN

                  This document sets forth the terms of the Plan. The Plan shall be an option grant program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock.

III.     DEFINITIONS

     The following definitions apply throughout this document, as amended:

     A.   Board. "Board" means the board of directors of the Corporation.

     B.   Code. "Code" means the Internal Revenue Code of 1986, as amended.

     C.   Common Stock. "Common Stock" means the Corporation's common stock.

     D.   Corporation.   "Corporation"   means  LIFE  USA,   INC.,   a  Colorado
          corporation, and any successor corporation.

     E. Disability. "Disability" means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     F. Employee. "Employee" means an individual who is in the employ of the Corporation and who is subject to the control and direction of the Corporation as to both the work to be performed and the manner and method of performance.

     G. Exercise Date. "Exercise Date" means the date on which an Option is exercised.


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     H.   Fair  Market  Value.  "Fair  Market  Value" is the value of a share of
          Common Stock determined as follows:


          (i) If the Common Stock is listed on any Stock Exchange, then the Fair Market Value as of any date shall be the closing selling price per share of Common Stock on such date on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Stock Exchange and published in The Wall Street Journal (Western Edition). If there is no closing selling price for the Common Stock on such date, then the Fair Market Value as of such date shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is neither listed on any Stock Exchange, then the Fair Market Value as of any date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     I. Incentive Option. "Incentive Option" means an Option that satisfies the requirements of Code Section 422.

     J. Misconduct. "Misconduct" means the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation, or any other intentional or knowing misconduct by such person adversely affecting the business or affairs of the Corporation. The foregoing definition shall not in any way limit or diminish the right of the Corporation to discharge or dismiss any Optionee or other person in the Service of the Corporation, regardless of whether such person has committed Misconduct.

     K. 1934 Act. "1934 Act" means the Securities Exchange Act of 1934, as amended.

     L. Non-Statutory Option. "Non-Statutory Option" means any Option other than an Incentive Option.

     M.   Option. "Option" means an option granted pursuant to the Plan.

     N.   Optionee. "Optionee" means any person to whom an Option is granted.

     O. Plan. "Plan" means the Corporation's 2006 Stock Option Plan, as the same may be amended from time to time.

     P. Plan Administrator. "Plan Administrator" means any committee of the Board that that has been specifically authorized to act as administrator of the Plan and that consists of at least two (2) persons. If no such committee of the Board exists, "Plan Administrator" means the entire Board.



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     Q.   Service.  "Service" means the provision of services to the Corporation by a person as an Employee, as a non-employee member of the Board, or as a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

     R. Stock Exchange. "Stock Exchange" means any public stock market or exchange.

     S. 10% Shareholder. "10% Shareholder" means the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation.

IV.      ADMINISTRATION OF THE PLAN

     A. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan, any Option, and any stock issued pursuant to the exercise of Options, as the Plan Administrator deems necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest affected thereby.

     B. The Board may at any time terminate the existence of any committee constituting the Plan Administrator and may at any time reassume any power or authority with respect to the Plan previously delegated to such committee.

     C. Members of the committee constituting the Plan Administrator who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Plan Administrator during which action is taken with respect to the granting of an Option to such member.

     D. The foregoing notwithstanding, if in any event the Corporation registers or is required to register any class of any common equity security pursuant to Section 12 of the 1934 Act, from the effective date of such registration or the requirement of such registration until six (6) months after the termination of such registration, any grant of options to officers or directors shall be made only by a committee consisting of two (2) or more directors appointed by the Board and having full authority to act in the matter, none of whom is eligible to participate in the Plan or in any other stock option or stock plan of the Corporation or of any of its affiliates (as such term is defined in Rule 12b-2 under the 1934 Act), or has been eligible to do so at any time within the preceding year, except as may be permitted under Rule 16b-3 under the 1934 Act and Section 162(m) of the Code and the regulations promulgated thereunder. Any committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence.



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V.       ELIGIBILITY

     A.   The persons eligible to participate in the Plan are as follows:

          (i)  Employees,


          (ii) non-employee members of the Board, and

          (iii)consultants and other independent advisors who provide services to the Corporation.

     B. The Plan Administrator shall have full authority to determine the following: who shall receive Option grants; how many shares of Common Stock are covered by each Option; the status of each Option as either an Incentive Option or a Non-Statutory Option; the time or times when each Option is exercisable; the vesting schedule (if any) applicable to the shares covered by each Option; and the maximum term for which each Option may remain outstanding. The Plan Administrator shall have absolute discretion in exercising the foregoing authority.

VI.      STOCK SUBJECT TO THE PLAN

     A. All shares issuable pursuant to the exercise of Options shall be shares of authorized but unissued or reacquired Common Stock. The number of shares of Common Stock that may be issued pursuant to the exercise of Options over the term of the Plan shall not exceed Two Million (2,000,000).

     B. Shares of Common Stock once subjected to Options may be issued to the extent (i) earlier Options expire or terminate for any reason prior to exercise in full or (ii) earlier Options are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the Option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent Option grants under the Plan.

     C. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive. In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Corporation's preferred stock into shares of Common Stock.



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                                  ARTICLE TWO

                              OPTION GRANT PROGRAM

I.       OPTION TERMS

                  Each Option shall be evidenced by one or more written documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such Options.

     A.   Exercise Price.

          1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

               (i) The exercise price shall become immediately due upon exercise of the Option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the Option, be payable in immediately available funds payable to the Corporation or in such other manner as is approved by the Plan Administrator. Payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. Exercise and Term of Options. Each Option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the Option grant. However, no Option shall have a term in excess of ten (10) years measured from the Option grant date. The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Plan Administrator, and the Plan Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. The Plan Administrator shall have the right to accelerate in whole or in part, from time to time, conditionally or unconditionally, upon written notice to the Optionee, the vesting provisions of any stock option agreement and the right to exercise any Option granted hereunder. Any such acceleration by the Plan Administrator shall not affect the expiration date of an Option.

     C.   Effect of Termination of Service.

          1. The following provisions shall govern the exercise of any Options held by the Optionee at the time of cessation of Service or death:

               (i) Should the Optionee cease to remain in Service for any reason other than death, Disability or Misconduct, then the Optionee shall have a period of three (3) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.

               (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of twelve (12) months following the date of such cessation of Service during which to exercise each outstanding Option held by such Optionee.



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               (iii)If the Optionee  dies while holding an  outstanding  Option, then the personal representative of his or her estate or the person or persons to whom the Option is transferred pursuant to the Optionee's will or the laws of inheritance or the Optionee's designated beneficiary or beneficiaries of that Option shall have a twelve (12)-month period following the date of the Optionee's death to exercise such Option.

               (iv) Under  no  circumstances,   however,  shall  any  Option  be
                    exercisable after the specified expiration of the Option term.

               (v) During the applicable post-Service exercise period, the Option may not be exercised in the aggregate for more than the number of vested shares for which the Option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares for which the Option has not been exercised. However, the Option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding with respect to any and all Option shares for which the Option is not otherwise at the time exercisable or in which the Optionee is not otherwise at that time vested.

               (vi) Should  Optionee's  Service be terminated  for Misconduct or should Optionee otherwise engage in Misconduct while holding one or more outstanding Options, then all those Options shall terminate immediately and cease to remain outstanding.

          2. The Plan Administrator shall have the discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

               (i) extend the period of time for which the Option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that Option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

               (ii) permit the  Option to be  exercised,  during the  applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such Option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the Option had the Optionee continued in Service.

     D. Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased shares.

     E. Unvested Shares. The Plan Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.



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          The terms  upon  which  such  repurchase  right  shall be  exercisable
          (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. Shareholder Agreement. As a condition to the grant of an Option, the Plan Administrator shall require the recipient to become a party to a shareholder agreement by and among the Corporation, its shareholders and the Participant. Such shareholder agreement may contain certain restrictions and limitations on the transfer, assignment or disposition of shares of Common Stock, rights of first refusal and purchase rights in favor of the Corporation. When applicable, each share of Common Stock issued upon exercise of any Option shall bear a legend stating that such shares of Common Stock are subject to the terms of a shareholder agreement, which agreement restricts the transfer of the shares of Common Stock.

     G. Limited Transferability of Options. An Incentive Option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. A Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or to Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Optionee's death.

II.      INCENTIVE OPTIONS

                  The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

     A.   Eligibility. Incentive Options may only be granted to Employees.

     B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Option grant date.

     C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more Options granted to any Employee under the Plan (or any other option plan of the Corporation)



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          may for the first time become  exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

     D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Option grant date, and the Option term shall not exceed five (5) years measured from such grant date.

III.     CHANGES IN CAPITAL STRUCTURE, REORGANIZATIONS, MERGER, ETC.

     A. Corporation's Power to Change Structure, Reorganize, Merge, Etc. The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its shareholders to declare or distribute any stock dividend or to make or authorize any recapitalization, reorganization, merger, stock split, combination or other change in the Corporation's capital structure or its business or the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding whether of a similar character or otherwise. Except as expressly provided herein, no such corporate act and no issuance of securities by the Corporation shall affect any outstanding Options.

     B. Adjustment of Shares. In the event of any change in the outstanding shares of Common Stock through recapitalization, reclassification, stock dividend, stock split or combination of shares, an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the shares of Common Stock subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "shares" shall after any such change refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the maximum number of shares of Common Stock on which Options may be granted to any one (1) employee, and the number of shares of Common Stock and price per share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Plan Administrator as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of
          Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder anything other than an incentive stock Option for purposes of Section 422 of the Code.

     C. Merger or Consolidation. Subject to any required action by its shareholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled in such merger or consolidation.



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     D.   Other Transactions.  A dissolution or a liquidation of the Corporation
          (other than a dissolution of liquidation occurring as part of a transaction intended to qualify as a reorganization under Section 368 of the Code) shall cause every outstanding Option to terminate as of the effective date of such dissolution or liquidation.

IV.      CHANGE IN CONTROL

     For purposes of the Plan, a "change in control" of the Corporation occurs:

               (i) if securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are issued or transferred to a person or persons different from the persons holding such combined voting power immediately prior to such transaction, or

               (ii) upon the  consummation  of the sale or other  disposition of all or substantially all of the assets of the Corporation or any merger, consolidation or issuance of securities, the result of which would be the occurrence of any event described in clause (i) above, or

               (iii)if as a result of, or in  connection  with,  any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation just prior to such event shall cease to constitute a majority of the Board, or

               (iv) if a tender  offer or  exchange  offer is made for shares of the Corporation (other than one made by the Corporation) and shares are acquired thereunder; provided, however, that the acceleration of the exercisability of outstanding Options upon the occurrence of any such tender offer or exchange offer shall be within the discretion of the Board.

                    If the change in control consists of the Corporation conducting a public offering and sale of its securities, then that fact alone will not require or authorize any change in any Option.

                    If a change in control occurs, the Board shall elect to treat each Option in accordance with either of the two procedures described below. The Board need not treat all Optionees in the same manner and may further treat any Optionee in a different manner as to separate Options held by him or her. The Board shall have full discretion and authority to make such elections and determinations under this Section V as it deems appropriate.

     A. Procedure One, Termination of Option. Should the Board elect to utilize this procedure upon the occurrence of a change in control, the Option to which this election applies will terminate immediately prior to the closing of the transaction, provided that immediately after the closing the Optionee receives a certain amount (the "Spread" as defined in more detail below). The Spread shall be equal to the difference between (i) the fair market value of the shares or other consideration being paid in the transaction for a single share of Common Stock of the Corporation (on a fully-diluted basis) multiplied by the number of shares subject to the vested but unexercised portion of the Option to which this election applies and (ii) the sum of the exercise price applicable to such shares.



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     B.   Procedure Two, Option Rollover. Should the Board elect to utilize this procedure upon the occurrence of a change in control, the Option to which this election applies will terminate immediately prior to the closing of the transaction, provided that immediately after the closing the Optionee will receive a substitute right and option to purchase the same aggregate dollar value of the acquiring company's common stock for the same aggregate exercise price as would have applied if the Optionee had exercised the Option or Options that are then being terminated.. The terms and conditions of the substitute right and option, including the vesting schedules, the exercise price and the value of the underlying stock will substantially preserve the Optionee's rights and benefits as compared with the Option or Options that are then being terminated. In any event, any right and option issued pursuant to this paragraph as a substitute for an Incentive Option shall comply with the requirements of Section 424(a) of the Code.

V.       SHARE ESCROW/LEGENDS

                  Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                 ARTICLE THREE

                                  MISCELLANEOUS

I.       EFFECTIVE DATE AND TERM OF PLAN

     A. The Plan shall become effective when adopted by the Board, but no Option may be exercised, and no shares shall be issued pursuant to the exercise of an Option, until the Plan is approved by the Corporation's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all Options previously granted shall terminate and cease to be outstanding, and no further Options shall be granted and no shares shall be issued under the Plan. Subject to such limitation, the Plan Administrator may grant Options and issue shares pursuant to the exercise of Options at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

     B. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan is adopted by the Board, (ii) the date on which all shares available for issuance under the Plan shall have been issued as vested shares or (iii) the termination of all outstanding Options in connection with a Corporate Transaction. All Options and unvested stock issuances outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the documents evidencing those Options or issuances.

II.      AMENDMENT OF THE PLAN

     The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Options or unvested stock issuances at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require shareholder approval pursuant to applicable laws and regulations.

III.     USE OF PROCEEDS

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

IV.      WITHHOLDING

     The Corporation may require, as a condition to any grant under the Plan or to the delivery of certificates for shares of Common Stock issued hereunder, that the Optionee pay to the Corporation, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant of an Option or any delivery of any shares of Common Stock upon exercise of an Option. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to an Optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant of an Option or to the delivery of any shares of Common Stock upon exercise of an Option.

V.       REGULATORY APPROVALS

     Notwithstanding any other provision of the Plan or of any option agreement, the Corporation shall be under no obligation to issue and shall not issue shares of Common Stock or, in the case of reacquired shares, transfer shares of Common Stock under the Plan, except in compliance with all applicable federal and state laws and regulations and in compliance with the rules of any stock exchanges or listing organizations with which the Corporation's shares of Common Stock may be listed. The determination as to whether the issuance or transfer of shares of Common Stock under the Plan is in compliance with applicable federal and state laws and regulations and rules of stock exchanges and listing organizations shall be made solely by the Board.

     A. Use of Restrictive Legends. Any certificate issued to evidence shares issued pursuant to the exercise of an Option may bear such legends and statements as the Plan Administrator shall deem advisable to assure compliance with federal and state laws and regulations. In addition the shares of Common Stock issued upon exercise of any Option may bear a legend stating that the shares are subject to the terms of a shareholder agreement, which agreement may restrict the transfer of the shares.

     B. Representation of Investment Intent. Any Optionee receiving an Option and any Optionee or other person exercising an Option may be required by the Plan Administrator to give a written representation that the Option and the shares subject to the Option will be acquired for investment and not with a view to public distribution; provided, however, that the Board, in its sole discretion, may release any person receiving an Option from any such representations either prior to or subsequent to the exercise of an Option.

     C. Representation of Ownership. In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by bequest or inheritance or by reason of the death or Disability of a Optionee, the Plan Administrator may require reasonable evidence as to the ownership of such Option or the authority of such person and may require such consents and releases of taxing authorities as the Plan Administrator may deem advisable.

     D. Compliance with Laws. This Plan, the granting and vesting of Options, the issuance and delivery of shares of Common Stock, and the payment of money under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation, as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and all Options shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

VI.      NO EMPLOYMENT OR SERVICE RIGHTS

     Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.